UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2022

The Kraft Heinz Company
(Exact name of registrant as specified in its charter)

Delaware	001-37482	46-2078182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

(412) 456-5700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	KHC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2022, the Board of Directors (the “Board”) of The Kraft Heinz Company (the “Company”) elected Diane Gherson as a member of the Board and appointed her to serve on the Compensation Committee, effective as of such date. Ms. Gherson was not selected pursuant to any arrangement or understanding between her and any other persons. There are no transactions between Ms. Gherson and the Company that would be reportable under Item 404(a) of Regulation S-K.

Ms. Gherson will be compensated according to the Company’s compensation program for non-employee directors as described in the Company’s proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 25, 2022.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 3, 2022, the Board amended and restated the Company’s by-laws (the “By-Laws”), effective as of such date. Among other things, the amendments: (a) update the procedural mechanics with respect to adjourned meetings of stockholders; (b) provide for procedures and requirements with respect to stockholders’ right to act by written consent in lieu of a meeting (including procedures and requirements for stockholders to request a record date for such action); (c) clarify the types of rules, regulations, and procedures that the chairperson of a meeting of stockholders may prescribe and enforce; (d) enhance the procedural mechanics and disclosure requirements relating to business proposals submitted and director nominations made by stockholders, including by requiring: (i) certain additional background information regarding the proposing stockholders, proposed nominees, and other persons related to such matter, (ii) with respect to a director nomination, a representation as to whether the stockholder, beneficial owner, affiliates, or other participants will engage in a solicitation with respect to such nomination and, if so, whether or not such solicitation will be conducted as an exempt solicitation under the applicable rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in the case of any solicitation that is subject to Rule 14a-19 of the Exchange Act, confirming that such person or group will deliver a proxy statement and form of proxy to holders of at least 67% of the voting power of the Company’s stock entitled to vote generally in the election of directors, (iii) a representation that, immediately after soliciting the required percentage of stockholders described above, the stockholder submitting such matter will provide the Company with evidence confirming that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of the required percentage of the voting power of the Company’s stock entitled to vote generally in the election of directors, and (iv) certain representations from a proposed nominee relating to certain agreements, arrangements or understandings such individual may have with other parties and such individual’s compliance with applicable Company guidelines and policies, if elected as a director; (e) require that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white; and (f) opt out of Section 116 of the General Corporation Law of the State of Delaware by requiring that certain notices and other information or documents provided by stockholders to the Company pursuant to the By-Laws must be delivered in writing. The By-Laws also incorporate various other updates and technical, clarifying and conforming changes.

The foregoing description is qualified in its entirety by reference to the full text of the By-Laws, as amended and restated, a copy of which is attached o this Current Report on Form 8-K as Exhibit 3.1 and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.
On November 7, 2022, the Company issued a press release announcing the Board’s election of Ms. Gherson to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Exchange Act, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or in the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) The following exhibit is furnished with this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Amended and Restated By-Laws of The Kraft Heinz Company, effective November 3, 2022.
99.1	The Kraft Heinz Company Press Release, dated November 7, 2022.
104	The cover page of The Kraft Heinz Company’s Current Report on Form 8-K dated November 3, 2022, formatted in inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Kraft Heinz Company

Date: November 7, 2022	By:	/s/ Rashida La Lande
Rashida La Lande
Executive Vice President, Global General Counsel, and Chief Sustainability and Corporate Affairs Officer

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